                                                                               .
                                                                               .
                                                                               .
                                                                     Exhibit 5.1


(ALLEN & GLEDHILL LOGO)                                                 ONE MARINA BOULEVARD #28-00
ADVOCATES & SOLICITORS                                                  SINGAPORE 018989


WRITER'S NAME : Christopher Ong                                         TEL            : +65 6890 7188
DIRECT TEL    : +65 6890 7728                                           FAX            : +65 6327 3800
DIRECT FAX    : +65 6438 4842                                           EFS MAILBOX ID : ale7001, ale7003
DIRECT E-MAIL : christopher.ong@allenandgledhill.com                    EMAIL          : inquiries@allenandgledhill.com
                                                                        WEBSITE        : www.allenandgledhill.com

OUR REF       : LM/OHW/2004001524
YOUR REF      :


1 October 2004
                                                                   BY DHL
Gigamedia Limited
14th Fl., No.122, Duenhua N. Rd.
Sungshan Chiu
Taipei, Taiwan, 105, R.O.C.


Attention: Ms. Jennifer Tseng/Mr. Chu Shi-Ting

Dear Sirs

GIGAMEDIA LIMITED REGISTRATION STATEMENT ON FORM S-8

1. We have acted as legal counsel in the Republic of Singapore to GigaMedia Limited (the "COMPANY") in connection with its Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to register under the Securities Act of 1933, as amended,:

     (a) up to 3,000,000 ordinary shares (the "SHARES"), par value NT$10 per Share, of the Company issuable pursuant to the Company's 2002 Employee Share Option Plan (the "2002 ESOP");

     (b) up to 7,000,000 Shares issuable pursuant to the Company's 2004 Employee Share Option Plan (the "2004 ESOP"); and

     (c) up to 2,000,000 Shares issuable pursuant to the Employee Share Purchase Plan (the "2004 ESPP" and together with the 2002 ESOP and the 2004 ESOP, the "PLANS").

     We are delivering this opinion at the request of the Company, pursuant to item 8 of the Registration Statement.

2.   In connection therewith, we have examined the following:

     (a)  a copy of each of the Plans;

     (b) the Registration Statement, to be filed with the Securities and Exchange Commission in the United States of America;

     (c) a copy of the Memorandum and Articles of Association of the Company, the Certificate of Incorporation of the Company and all amendments to date thereof;


      A list of the partners and their professional qualifications is open to inspection at the above office.

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                                     PAGE 2

(ALLEN & GLEDHILL LOGO)


     (d) a copy of the signed original minutes of the resolutions of the Board of Directors of the Company dated 9 May 2002 (the "2002 BOARD RESOLUTIONS") authorising, inter alia, the 2002 ESOP, a copy of the signed original minutes of the shareholders of the Company dated 27 June 2002 (the "2002 SHAREHOLDERS' RESOLUTIONS") authorising, inter alia, the 2002 ESOP and a copy of the signed original minutes of the shareholders of the Company dated 30 June 2004 (the "2004 SHAREHOLDERS' RESOLUTIONS") authorising, inter alia, the issue of Shares pursuant to a general mandate (the "SHARE ISSUE MANDATE") granted to the Board of Directors under Section 161 of the Companies Act, Chapter 50 of Singapore (the "COMPANIES ACT")1;

     (e) a copy of the signed original minutes of the resolutions of the Board of Directors of the Company dated 7 May 2004 (the "2004 BOARD RESOLUTIONS") and a copy of the signed original minutes of the 2004 Shareholders' Resolutions authorising, inter alia, the 2004 ESOP and the issue of the Shares pursuant to the 2004 ESOP (the "2004 ESOP MANDATE")1;

     (f) a copy of the signed original minutes of the resolutions of the Board of Directors of the Company dated 7 May 2004 (the "ESPP BOARD RESOLUTIONS") and a copy of the 2004 Shareholders' Resolutions authorising, inter alia, the 2004 ESPP and the issue of the Shares pursuant to the 2004 ESPP (the "2004 ESPP MANDATE")1;

     (g) a copy of the signed original minutes of the resolutions of the Board of Directors of the Company (the "FILING RESOLUTIONS") dated 22 September 2004 authorising, inter alia, the filing of the Registration Statement with the Securities and Exchange Commission in the United States of America; and

     (h) such other documents as we have considered necessary or desirable to examine in order that we may render this opinion.

3.   We have assumed:

     (a) the conformity to the original documents of all documents produced to us as copies and the authenticity of the original documents, which or copies of which have been submitted to us;

     (b) the genuineness of all signatures, seals and chops (if any) on all documents we have examined;


--------
1 Article 7 of the Memorandum and Articles of Association of the Company read with Section 161 of the Companies Act, Chapter 50 of Singapore ("COMPANIES ACT") provides that shares may only be issued:

(a)  with the prior approval of the Company in a general meeting; or

(b) under a general or specific mandate ("MANDATE") to issue shares granted to the Directors of the Company under Section 161 of the Companies Act. A Mandate shall be valid till (i) the conclusion of the annual general meeting commencing next after the date on which the approval was given or
     (ii) the expiration of the period within which the next annual general meeting after that date is required by law to be held. A Mandate may be granted or renewed with the approval of a majority of shareholders present and voting at a general meeting.

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                                     PAGE 3

(ALLEN & GLEDHILL LOGO)


     (c) that the copies of the Memorandum and Articles of Association of the Company and the Certificate of Incorporation of the Company, submitted to us for examination are true, complete and up-to-date copies;

     (d) that the copies of the 2002 Board Resolutions, the 2004 Board Resolutions, the ESPP Board Resolutions, the Filing Resolutions, the 2002 Shareholders' Resolutions and the 2004 Shareholders' Resolutions submitted to us for examination are true, complete and up-to-date copies;

     (e) that the 2002 Board Resolutions, the 2004 Board Resolutions, the ESPP Board Resolutions, the Filing Resolutions, the 2002 Shareholders' Resolutions and the 2004 Shareholders' Resolutions have not been rescinded or modified and they remain in full force and effect and that no other resolution or other action has been taken which may affect the validity of the 2002 Board Resolutions, the 2004 Board Resolutions, the ESPP Board Resolutions, the Filing Resolutions, the 2002 Shareholders' Resolutions or the 2004 Shareholders' Resolutions;

     (f) that (where Shares are issued pursuant to the 2002 ESOP following the expiry of the Share Issue Mandate) there is in force a valid approval granted to the Board of Directors of the Company pursuant to Section 161 of the Companies Act to issue such Shares2;

     (g) that (where options are granted pursuant to the 2004 ESOP following the expiry of the 2004 ESOP Mandate) there is in force a valid approval granted to the Board of Directors of the Company pursuant to
          Section 161 of the Companies Act to grant such options3;

     (h) that (where purchase rights are granted pursuant to the 2004 ESPP following the expiry of the 2004 ESPP Mandate) there is in force a valid approval granted to the Board of Directors of the Company pursuant to Section 161 of the Companies Act to grant such purchase rights4;

     (i) that no Shares will be issued at a price less than the par value thereof;


--------
2 Under Section 161 of the Companies Act, the Share Issue Mandate expires at the earlier of the next annual general meeting of the Company or the period within which the annual general meeting is required by law to be held. Unless otherwise renewed, shareholders' approval is required for any issue of Shares pursuant to the 2002 ESOP following the expiry of the Share Issue Mandate.

3 Unless otherwise renewed, the 2004 ESOP Mandate expires at the earlier of the next annual general meeting of the Company or the period within which the annual general meeting is required by law to be held. Section 161 of the Companies Act provides that Shares may be issued pursuant to Options granted under a Mandate following the expiry of such Mandate provided the Options to which the Shares relate are granted during the existence of the Mandate and the Mandate specifically authorises the Directors of the Company to grant such Options.

4 Unless otherwise renewed, the 2004 ESPP Mandate expires at the earlier of the next annual general meeting of the Company or the period within which the annual general meeting is required by law to be held. Section 161 of the Companies Act provides that Shares may be issued pursuant to purchase rights granted under a Mandate following the expiry of such Mandate provided the purchase rights to which the Shares relate are granted during the existence of the Mandate and the Mandate specifically authorises the Directors of the Company to grant such purchase rights.

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                                     PAGE 4

(ALLEN & GLEDHILL LOGO)


     (j) that the information disclosed by the search made on 1 October 2004 at the Accounting and Corporate Regulatory Authority in the Republic of Singapore against the Company is true and complete and that such information has not since then been materially altered and that such search did not fail to disclose any material information which has been delivered for filing but did not appear on the public file at the time of the search;

     (k) that the information disclosed by the search made on 1 October 2004 of the Cause Books kept at the Supreme Court of the Republic of Singapore against the Company for the years of 2002, 2003 and 2004 is true and complete and that such information has not since then been materially altered and that such search did not fail to disclose any material information which has been delivered for filing but was not disclosed at the time of the search;

     (l) that all consents, approvals, authorisations, licenses, exemptions or orders required from any governmental body or agency outside the Republic of Singapore and all other requirements outside the Republic of Singapore for the legality, validity and enforceability of each of the Plans and the allotment and issue of the Shares have been duly obtained or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied;

     (m) that all forms, returns, documents, instruments, exemptions or orders required to be lodged, filed, notified, advertised, recorded, registered or renewed with any governmental body or agency outside the Republic of Singapore, at any time prior to, on or subsequent to the issue of the Shares, for the legality, validity and enforceability of each of the Plans and the issue and allotment of the Shares, have been duly lodged, filed, notified, advertised, recorded, registered or renewed and that any conditions in relation to such lodgement, filing, notification, advertisement, recording, registration or renewal have been satisfied;

     (n) that the obligations of the Company pursuant to each of the Plans constitutes legal, valid, binding and enforceable obligations of the Company for all purposes under the laws of all jurisdictions other than Singapore; and

     (o) that, insofar as any obligation expressed to be incurred or performed under the Plans fails to be performed in, or is otherwise subject to the laws of, any jurisdiction other than Singapore, its performance will not be illegal by virtue of the laws of that jurisdiction.

4. A search made on 1 October 2004 at the Accounting and Corporate Regulatory Authority in the Republic of Singapore and at the Supreme Court of the Republic of Singapore revealed no order or resolution for the winding-up of the Company and no notice of appointment of a receiver or judicial manager for the Company. It should be noted that such a search is not capable of revealing whether or not a winding-up petition has been presented. Notice of a winding-up order made or resolution passed or a receiver or judicial manager appointed may not be filed at the Accounting and Corporate Regulatory Authority immediately.

5. Based upon and subject to the foregoing, we are of the opinion that the Shares deliverable pursuant to each of the Plans have been duly authorised and, when and to the extent issued

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                                     PAGE 5

(ALLEN & GLEDHILL LOGO)


     pursuant to each of the Plans upon receipt by the Company of the purchase price therefore and, upon the issue of share certificates representing Shares in accordance with Articles of Association of the Company, will be validly issued, fully paid and non-assessable. For the purposes of this opinion we have assumed that the term "NON-ASSESSABLE" in relation to the Shares to be issued means under Singapore law that holders of such Shares, having fully paid up all amounts due on such Shares as to the nominal amount and premium thereon, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such Shares.

6. This opinion relates only to the laws of general application of Singapore as of the date hereof and as currently applied by the Singapore courts, and is given on the basis that it will be governed by and construed in accordance with the laws of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Singapore.

7. We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act 1933, as amended. This opinion is strictly limited to the matters stated herein, and is not to be read as extending by implication to any other matter in connection with the Plans or otherwise including, but without limitation, any other document signed in connection with the Plans. Further, except as provided above, this opinion is not to be circulated to, or relied upon by, any other person or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.


Yours faithfully



/s/ Allen & Gledhill
Allen & Gledhill